EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
•	Registration Statement (Form S-8 No. 33-56630) pertaining to the 1991 Employee Stock Incentive Plan, dated December 31, 1992;

•	Registration Statement (Form S-8 No. 33-56624) pertaining to the 1992 Stock Option Plan for Outside Directors, dated December 31, 1992;

•	Registration Statement (Form S-8 No. 33-56626) pertaining to the Marsh Supermarkets, Inc. 401(k) Plan, dated December 31, 1992;

•	Registration Statement (Form S-8 No. 333-00917) pertaining to the 1991 Employee Stock Incentive Plan, as amended, dated February 14, 1996;

•	Registration Statement (Form S-8 No. 333-64321) pertaining to the Outside Directors Stock Plan, the Marsh Supermarkets, Inc. 1998 Stock Incentive Plan and the Executive Stock Purchase Plan, dated September 25, 1998;

•	Registration Statement (Form S-8 No. 333-64343) pertaining to the Marsh Deferred Compensation Plan, dated September 25, 1998;

•	Registration Statement (Form S-8 No. 333-43256) pertaining to the 1999 Outside Directors’ Stock Option Plan, dated August 8, 2000; and

•	Registration Statement (Form S-8 No. 333-82908) pertaining to the Marsh Supermarkets, Inc. 1998 Stock Incentive Plan, dated February 15, 2002;
of our report dated June 8, 2006, except for Note 14, as to which the date is June 28, 2006, with respect to the consolidated financial statements of Marsh Supermarkets, Inc. included in this Annual Report (Form 10-K) for the year ended April 1, 2006.
/s/ Ernst & Young LLP
Indianapolis, Indiana
June 28, 2006